United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,268,660)
Unrealized Gain (Loss) on Market Value of Futures	1,025,200
Dividend Income	731
Interest Income	451
ETF Transaction Fees	1,750
Total Income (Loss)	$(240,528)

Expenses
General Partner Management Fees	$27,700
Brokerage Commissions	1,903
Non-interested Directors' Fees and Expenses	424
Prepaid Insurance Expense	311
Other Expenses	10,602
Total Expenses	40,940
Expense Waiver	(5,077)
Net Expenses	$35,863
Net Income (Loss)	$(276,391)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$37,621,360
Additions (200,000 Units)	16,657,656
Withdrawals (100,000 Units)	(8,211,915)
Net Income (Loss)	(276,391)

Net Asset Value End of Month	$45,790,710
Net Asset Value Per Unit (550,000 Units)	$83.26

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612